UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2009

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425 908 3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

MDRNA, Inc. (the "Company") and BMR-3450 Monte Villa Parkway LLC ("Landlord"), the successor-in-interest to Phase 3 Science Center LLC, have entered into a third amendment, dated as of March 5, 2009 (the "Third Amendment"), of that certain Lease dated as of April 23, 2002, as amended by that certain First Amendment to Lease dated as of July 1, 2003 and that certain Second Amendment to Lease dated as of January 29, 2004 (as amended, the "Lease"), whereby the Company leases certain premises from Landlord at 3450 Monte Villa Parkway in Bothell, Washington (the "Premises").

Concurrently with the execution of the Third Amendment, in order to assist the Landlord in the subleasing or leasing of the Premises and to reduce the cash expenditure obligations of the Company, the Company took steps to release the Cash Deposit and Letter of Credit (restricted cash) related to this lease, and issued shares of common stock such that the Company would have no further rent obligations from January 2009 until July 2010. Notwithstanding anything to the contrary in the Lease, Landlord may draw upon the Cash Deposit or the Letter of Credit (as such term is defined in the Lease) to cover payments of rent or as incentives to attract tenants without the need for notice to the Company. Under these terms, the Company has no obligation to pay rent until July 1, 2010, upon which date, and with accrual commencing as of such date, the Company’s obligation to pay rent and operating expenses shall resume in accordance with the terms of the Lease. The Company is not obligated to replenish the Cash Deposit or Letter of Credit unless it re-commences operations in all or part of the Premises. Any sublease or lease of all of or any portion of the Premises terminates all of the Company’s future payment obligations with respect to that portion of the Premises for the full future term of the Lease.

As further inducement for the Landlord to enter into the Third Amendment, on March 5, 2009, the Company issued to BioMed Realty, L.P. ("BioMed"), the sole member of the Landlord, 1,500,000 shares (the "Shares") of the common stock, par value $0.006 per share, of the Company ("Common Stock"). The Shares were issued pursuant to the Stock Purchase Agreement dated as of March 5, 2009 between the Company and BioMed (the "Purchase Agreement"). The Purchase Agreement provides BioMed with certain piggyback registration rights with respect to the Shares, which rights continue until such time as the Shares may be sold publicly without restriction under the Securities Act of 1933, as amended (the "Securities Act"), including in reliance on Rule 144 promulgated thereunder.

The foregoing summary is qualified in its entirety by reference to the text of the Third Amendment and the Purchase Agreement, a copy of each of which is attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 5, 2009, in connection with the transactions described in Item 1.01 above, the Company entered into the Purchase Agreement with BioMed pursuant to which the Company issued the Shares to BioMed. The Shares were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

In addition, in February 2009, the Company issued to six of its vendors an aggregate of 1,134,285 shares of its Common Stock (the "Settlement Shares") to settle outstanding amounts due to such vendors in the aggregate amount of $461,221.68. Of these, 28,939 Settlement Shares were issued on February 3, 2009; 167,600 were issued on February 9, 2009; 806,790 were issued on February 11, 2009 and 130,956 were issued on February 12, 2009. The Settlement Shares were offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

March 10, 2009	By:	/s/ Bruce R. York

Name: Bruce R. York
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Lease, dated as of March 5, 2009, by and between BMR-3450 Monte Villa Parkway LLC and MDRNA, Inc.
10.2	Stock Purchase Agreement, dated as of March 5, 2009, by and between BioMed Realty, L.P. and MDRNA, Inc.